Exhibit 99.1
CSB BANCORP, INC. REPORTS 12.8% INCREASE IN 2006 EARNINGS PER SHARE
Fourth Quarter and Calendar Year Highlights

	Quarter Ended	Full Year Ended
	December 31, 2006	December 31, 2006
Diluted earnings per share	$.34	$1.23
Net Income	$846,000	$3,110,000
Return on average common equity	9.65%	8.95%
Return on average assets	1.05%	.97%
Millersburg, Ohio — January 26, 2007 — CSB Bancorp, Inc. (OTCBB: CSBB.ob) today announced fourth quarter net income of $846 thousand, or $.34 per basic and diluted share, as compared to $903 thousand, or $.35 per basic and diluted share for the same period in 2005.
Annualized returns on average common equity (“ROE”) and average assets (“ROA”) for the quarter were 9.65% and 1.05%, respectively, compared with 9.93% and 1.12% for the fourth quarter of 2005.
For the full year of 2006, the Company reported net income of $3.11 million, or $1.23 per diluted share, up from $2.87 million, or $1.09 per diluted share in 2005. Full year ROE and ROA were 8.95% and .97%, respectively, compared to 7.92% and .91% in 2005.
“During the fourth quarter, the Company continued to make progress in controlling operating costs while sustaining its income generating ability,” said Eddie L. Steiner, President and CEO. “Our efficiency ratio improved 154 basis points compared to the same quarter in the prior year. We view these operating efficiencies as fundamental to improved earnings. At the same time, we’ve been able to protect our net interest margin, which held steady in the fourth quarter at 4.40%, our eighth consecutive quarter above 4%. And while non-interest income of $614 thousand was 13% below the same quarter last year, more than half of this reduction resulted from a loss on sale of $4 million in U.S. Agency bonds which will be more than offset in the coming year with higher-yields from replacement securities. The remainder of the fourth quarter’s lower non-interest income was attributable to reduced customer use of overdraft privilege services.”
Revenue, defined as net interest income on a fully tax-equivalent basis plus non-interest income net of securities transactions, was $4.0 million for the fourth quarter of 2006 compared with $4.2 million in the prior-year fourth quarter, a decrease of 3.2%. Revenue increased 5.3% for the full year of 2006 to $16.0 million, as compared to $15.2 million in 2005.
Commenting on the Company’s operating initiatives, Mr. Steiner noted, “During the fourth quarter, we introduced Xpress Remote Deposit Capture, an electronic imaging service that provides our business customers the convenience of depositing checks electronically without coming to the bank. We also continued preparations for opening a new banking center near Orrville, Ohio in March 2007. These initiatives are examples of our commitment to enhancing customer service while simultaneously improving company-wide operating efficiencies.”
Mr. Steiner continued, “Our fourth quarter efficiency ratio, defined as operating expenses divided by revenue, was 65.4%, comparing very favorably to last year’s same period results of 67.0%. For the full year of 2006, we improved the ratio by 152 basis points to 68.4% versus the prior year’s 69.9% efficiency ratio.”
Non-interest expense totaled $2.6 million during the quarter, a decrease of $188 thousand, or 6.8%, from fourth quarter 2005. For the full year ended December 31, 2006, non-interest expense increased $112 thousand, or 1.0% versus the prior full year. The full year non-interest expense includes a pre-tax charge of $237 thousand from an isolated irregularity regarding cash assets. The irregularity was discovered, recorded and reported during the second quarter reporting period and remains the subject of an ongoing investigation. The Company’s insurance against this type of loss carries a $50 thousand deductible, and a loss claim is pending.
Federal income tax expense was $398 thousand for fourth quarter 2006, compared to $397 thousand for the same quarter in 2005. Full year income tax of $1.4 million for 2006 reflects an effective tax rate of 31.5% compared to an effective tax rate of 28.9% in 2005. The increase in the effective tax rate for 2006 was primarily the result of comparatively lower tax-free interest income due to sales and maturities of bonds within the Company’s tax-free investment portfolio during both 2005 and 2006.
Average deposit balances grew by $5.6 million in the fourth quarter, an increase of 2.3%, but remained 2.2% below the average of the fourth quarter in 2005. Commenting on the continuing competitive banking environment, Mr. Steiner noted, “Deposit growth and retention remain challenging issues for our Company and for the banking industry as a whole. While the strongly competitive environment is a somewhat limiting factor for organic growth, our combined average total deposit and repurchase agreement balances grew by 1.9% in 2006. We also sustained our loan growth in the fourth quarter, although noting some deceleration in the growth rate with average loan balances increasing .4% over the prior quarter’s average balances.”
Total assets averaged $320.4 million during the quarter, a decline of $.8 million, or .2% from the same quarter in the prior year. Average loan balances of $230.0 million reflect an increase of $14.6 million, or 6.8%, over fourth quarter prior year, while average securities balances declined $14.5 million, or 16.8% as compared to fourth quarter 2005.
Assets totaled $327 million at year-end, up $6.4 million, or 2.0% from December 31, 2005. Year-end loans totaled $232 million, up $17.4 million, or 8.1%, versus the end of 2005. The Company funded some of its loan growth through cash flow from maturing investments, allowing total investment securities, to decline $11.0 million, or 13.5% as compared to the prior year-end.
Within the loan category, commercial loans including commercial real estate increased $5.6 million, or 4.6% over the prior year-end, construction loans increased $5.5 million, or 250%, residential mortgage balances grew $6.2 million, or 10.3% during the year, and home equity balances increased $1.0 million, or 5.4%. Consumer installment loan and credit card balances declined by $1.0 million, or 8.9% during the year.
As of December 31, 2006, nonperforming assets totaled $1.51 million, or .65% of period-end loans plus other real estate, compared with $1.24 million, or .58%, at the prior year-end. Net charge-offs for the quarter totaled $10 thousand, or an annualized rate of .02% of average total loans. For the full year of 2006, net charge-offs totaled $140 thousand or .06% of average total loans as compared to net charge-offs of $412 thousand or .19% during 2005.
The Company’s allowance for loan losses at December 31, 2006 was 1.12% of period end loans and the Company funded $80 thousand in loan loss provision during the fourth quarter. The ratio of allowance for loan losses to nonperforming loans stood at 173% at year-end. Commenting on the Company’s credit quality, Mr. Steiner noted, “We believe the loan loss reserve is appropriately funded for our current portfolio risk and loan charge-offs remain at modest levels.”
Liabilities totaled $292 million at December 31, 2006, up $6.4 million or 2.2% from the prior year-end. Deposit balances totaled $260 million at year-end, an increase of $4.8 million, or 1.9% above the prior year-end total. Within the deposit category, time deposits increased $8.6 million, or 7.4% above the prior year balance, while non interest-bearing account balances increased $2.6 million, or 6.3%. Interest-bearing checking, money market and traditional savings balances declined a combined $6.5 million, or 6.7% from year ago levels. In addition to the increase in year-end deposit balances, securities sold under repurchase agreement grew by $6.6 million, or 40% over the prior year-end balance. These agreements, while considered short-term borrowings, are primarily tied to customer deposit sweep accounts.

Shareholders’ equity totaled $35.1 million on December 31, 2006 with 2.5 million common shares outstanding at year-end. The Company’s capital position remains strong, with tangible equity to assets at 10.7% on December 31, 2006, compared to 11.0% on December 31, 2005. The Company declared a common dividend of $.16 per share during the quarter, a $.02 increase from the prior-year quarter. Total dividends declared during 2006 were $.64 per share, a 14% increase above prior year dividends.
About CSB Bancorp, Inc.
CSB is a financial holding company headquartered in Millersburg, Ohio, with approximate assets of $327 million as of December 31, 2006. CSB provides a complete range of banking and other financial services to consumers and businesses through its wholly owned subsidiary, The Commercial and Savings Bank, with nine banking centers in Holmes, Tuscarawas and Wayne counties and Trust offices located in Millersburg and Wooster, Ohio. The Commercial and Savings Bank will be opening a new banking center near Orrville, in Wayne County, Ohio during March 2007.
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.
Contact Information:
Paula J. Meiler, SVP & CFO
330-763-2873
paula.meiler@csb1.com

CSB BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands except per share data)

	Quarters					YTD
	2006	2006	2006	2006	2005	2006	2005
EARNINGS	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	12 months	12 months

Net interest income FTE (a)	$3,354	$3,346	$3,327	$3,350	$3,449	$13,377	$12,880
Provision for loan losses	80	75	115	32	—	302	283
Other income	614	676	732	570	707	2,592	2,581
Other expenses	2,596	2,704	2,908	2,707	2,783	10,915	10,803
FTE adjustment (a)	48	52	55	56	74	210	334
Net income	846	813	677	774	903	3,110	2,873
Diluted EPS	0.34	0.32	0.27	0.30	0.35	1.23	1.09

PERFORMANCE RATIOS
Return on average assets (ROA)	1.05%	1.01%	0.85%	0.99%	1.12%	0.97%	0.91%
Return on average common equity (ROE)	9.65%	9.42%	7.83%	8.89%	9.93%	8.95%	7.92%
Net interest margin FTE (a)	4.40%	4.40%	4.42%	4.57%	4.54%	4.45%	4.35%
Efficiency ratio	65.42%	67.23%	71.64%	69.06%	66.96%	68.35%	69.87%
Number of full-time equivalent employees	126	127	130	122	127

MARKET DATA
Book value/common share	$14.03	$13.82	$13.41	$13.63	$13.64
Period-end common share mkt value	19.00	19.00	20.40	20.90	21.00
Market as a % of book	135.52%	137.48%	152.13%	153.34%	153.96%
PE ratio	13.97	14.84	18.89	17.42	15.00	15.45	19.27
Cash dividends/common share	$0.16	$0.16	$0.16	$0.16	$0.14	$0.64	$0.56
Common stock dividend payout ratio	47.06%	50.00%	59.26%	53.33%	40.00%
Average basic common shares	2,499,356	2,505,785	2,531,456	2,572,089	2,620,102	2,526,914	2,638,697
Average diluted common shares	2,503,056	2,507,934	2,535,021	2,576,094	2,623,684	2,532,592	2,642,301
Period end common shares outstanding	2,499,181	2,499,476	2,519,734	2,567,405	2,578,499
Common shares repurchased	295	20,258	47,672	11,094	66,439	79,318	66,469
Common stock market capitalization	$47,484	$47,490	$51,403	$53,659	$54,148

ASSET QUALITY
Gross charge-offs	$107	$23	$145	$35	$35	$310	$576
Net charge-offs	10	5	118	7	-1	140	412
Allowance for loan losses	2,607	2,537	2,467	2,471	2,445
Nonperforming assets (NPAs)	1,509	1,471	846	1,070	1,241
Net charge-off/average loans ratio	0.02%	0.01%	0.21%	0.01%	0.00%	0.06%	0.19%
Allowance for loan losses/period-end loans	1.12	1.10	1.08	1.12	1.14
NPAs/loans and other real estate	0.65	0.64	0.37	0.48	0.58
Allowance for loan losses/nonperforming loans	172.81	177.26	291.47	368.80	305.13

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	10.72%	10.79%	10.53%	10.98%	10.96%
Average equity to assets	10.86	10.70	10.79	11.15	11.23
Average equity to loans	15.13	14.97	15.35	16.30	16.75
Average loans to deposits	91.32	93.01	92.57	87.36	83.60

AVERAGE BALANCES
Assets	$320,407	$320,477	$321,299	$316,806	$321,205	$319,749	$316,612
Earning assets	302,226	301,395	301,956	297,178	301,615	300,707	296,405
Loans	230,004	229,042	225,939	216,609	215,379	225,445	222,432
Deposits	251,875	246,258	244,082	247,944	257,623	247,543	249,007
Shareholders’ equity	34,789	34,298	34,673	35,311	36,078	34,766	36,290

ENDING BALANCES
Assets	$327,240	$320,227	$320,899	$318,777	$320,989
Earning assets	307,632	302,362	300,751	300,254	298,105
Loans	232,432	229,832	228,111	221,365	215,020
Deposits	260,178	249,605	242,823	247,044	255,403
Shareholders’ equity	35,070	34,553	33,799	34,992	35,177

NOTES:
(a) — Net Interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

CSB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents
Cash and due from banks	$12,643,440	$14,785,250
Interest-earning deposits in other banks	9,748	124,726
Federal funds sold	5,000,000	1,740,000

Total cash and cash equivalents	17,653,188	16,649,976
Securities
Available-for-sale, at fair-value	67,135,126	78,273,248
Restricted stock, at cost	3,105,900	2,947,000

Total securities	70,241,026	81,220,248
Loans	232,431,938	215,019,673
Less allowance for loan losses	2,607,118	2,445,494

Net loans	229,824,820	212,574,179
Premises and equipment, net	7,390,182	7,671,822
Accrued interest receivable and other assets	2,130,631	2,873,007

TOTAL ASSETS	$327,239,847	$320,989,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Nontinterest-bearing	$44,455,131	$41,807,069
Interest-bearing	215,722,541	213,595,648

Total deposits	260,177,672	255,402,717
Short-term borrowings	28,022,077	21,417,616
Other borrowings	2,499,399	8,067,840
Accrued interest payable and other liabilities	1,470,379	930,800

Total liabilities	292,169,527	285,818,973

Shareholders’ equity
Common stock, $6.25 par value. Authorized 9,000,000 shares; issued 2,667,786 shares	16,673,667	16,673,667
Additional paid-in capital	6,427,765	6,413,915
Retained earnings	16,248,608	14,752,250
Treasury stock at cost - 168,605 shares in 2006 and 89,287 shares in 2005	(3,696,102)	(2,086,686)
Accumulated other comprehensive loss	(583,618)	(582,887)

Total shareholders’ equity	35,070,320	35,170,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$327,239,847	$320,989,232

CSB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter ended		Twelve months
	December 31,		December 31,
	2006	2005	2006	2005
Interest and dividend income:
Loans, including fees	$4,349,050	$3,785,850	$16,643,728	$14,343,888
Taxable securities	734,019	671,609	3,006,055	2,243,081
Nontaxable securities	85,467	137,997	382,479	624,911
Other	5,354	97,109	12,490	145,395

Total interest and dividend income	5,173,890	4,692,565	20,044,752	17,357,275
Interest expense:
Deposits	1,538,371	1,162,787	5,418,616	4,128,130
Other	329,354	155,279	1,458,675	683,566

Total interest expense	1,867,725	1,318,066	6,877,291	4,811,696
Net interest income	3,306,165	3,374,499	13,167,461	12,545,579
Provision for loan losses	80,000	0	301,667	282,664

Net interest income after provision for loan losses	3,226,165	3,374,499	12,865,794	12,262,915

Non-interest income
Service charges on deposits accounts	301,087	360,471	1,278,842	1,037,377
Trust services	147,804	133,411	540,299	484,468
Securities gains (losses)	(56,800)	0	(56,800)	247,047
Other	220,843	214,376	829,585	811,597

Total non-interest income	612,934	708,258	2,591,926	2,580,489
Non-interest expenses
Salaries and employee benefits	1,425,862	1,496,772	5,885,857	5,671,149
Occupancy expense	170,625	162,484	685,728	677,067
Equipment expense	122,191	139,044	498,517	524,112
Franchise tax expense	95,233	182,128	430,050	427,435
Professional and director fees	139,349	108,056	658,843	677,252
Other expenses	641,557	694,564	2,755,620	2,825,750

Total non-interest expenses	2,594,817	2,783,048	10,914,615	10,802,765

Income before income tax	1,244,282	1,299,709	4,543,105	4,040,639
Federal income tax provision	398,300	397,000	1,433,000	1,168,000

Net income	$845,982	$902,709	$3,110,105	$2,872,639

Net income per share
Basic	$0.34	$0.35	$1.23	$1.09

Diluted	$0.34	$0.35	$1.23	$1.09
Note: Certain prior year balances have been reclassified to conform to the current year presentation.